Exhibit 99.1

                     [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                                                 Alliant Energy
                                                         Worldwide Headquarters
                                                       4902 North Biltmore Lane
                                                                 P.O. Box 77007
                                                         Madison, WI 53707-1007
                                                          www.alliantenergy.com
                                                          ---------------------
News Release
-------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE           Media Contact:  Chris Schoenherr (608) 458-3924
                                                Karen Whitmer (608) 458-4839
                           Investor Relations:  Eric Mott (608) 458-3391

ALLIANT ENERGY ANNOUNCES 53% INCREASE IN EARNINGS PER SHARE FROM CONTINUING OPERATIONS IN THIRD QUARTER
Alliant Energy narrows 2003 earnings guidance range

      MADISON, Wis. - Oct. 30, 2003 - Alliant Energy Corp. (NYSE: LNT) today reported income and earnings per share (EPS) from continuing operations for the third quarter of 2003 of $85.3 million and $0.78, respectively, compared to $46.7 million and $0.51 for the same period in 2002. Alliant Energy's net income and EPS for the third quarter of 2003 were $103.2 million and $0.94, respectively, compared to $44.7 million and $0.49 for the same period in 2002. Additional details regarding Alliant Energy's third quarter unaudited earnings are as follows (net income in millions; totals may not foot due to rounding):

                                                                        Q3 2003 *                   Q3 2002
                                                                 -----------------------------------------------------
Earnings from continuing operations:                               Net Income      EPS       Net Income       EPS
                                                                 -----------------------------------------------------
    Utility                                                       $    83.9    $    0.92   $    62.6      $    0.69
    Non-regulated (Alliant Energy Resources)                           (2.4)       (0.03)      (24.0)         (0.27)
    Parent and other (primarily taxes, interest and A&G)                3.8         0.04         8.1           0.09
    Dilutive effect of additional shares outstanding                               (0.15)
                                                                 -----------------------------------------------------
          Total earnings from continuing operations                    85.3         0.78        46.7           0.51
Earnings from discontinued operations: **
    Operating results                                                   7.4         0.08         7.5           0.08
    Non-cash valuation and other accounting adjustments:
       Southern Hydro SFAS 133 income (loss)                             -            -         (9.4)         (0.10)
       Discontinuing depreciation, depletion and amortization
          of assets held for sale                                       6.1         0.07           -             -
       Valuation adjustments and selling costs                          4.5         0.05           -             -
    Dilutive effect of additional shares outstanding                               (0.04)
                                                                 -----------------------------------------------------
          Total earnings from discontinued operations                  18.0         0.16        (1.9)         (0.02)
                                                                 -----------------------------------------------------
Net income                                                         $  103.2    $    0.94   $    44.7       $   0.49
                                                                 =====================================================

 * The 2003 EPS amounts have been computed based on the average shares outstanding in 2002. Alliant Energy reports the dilutive impact of increased shares outstanding as a separate earnings variance item if it is material.
** Alliant Energy previously classified its oil and gas, affordable housing, Australian and SmartEnergy businesses as assets held for sale and discontinued operations (the oil and gas business was the only business not yet sold as of Sept. 30, 2003).

      The significant increase in utility earnings from continuing operations was largely due to higher electric and gas margins which were partially offset by higher utility operating expenses. Alliant Energy also realized a similar improvement in its non-regulated results from continuing operations which was primarily due to a $0.18 per share improvement from its International business unit and the absence of asset valuation charges this quarter compared with $0.06 per share recorded in the third quarter of 2002.

Alliant Energy - Third Quarter 2003 Earnings
Page 2 of 6
October 30, 2003

      "Once again this quarter, I am pleased to report that Alliant Energy continues to make steady progress in strengthening its financial profile," said Erroll B. Davis, Jr., chairman, president and CEO of Alliant Energy.
"In addition to our continued successful execution of the strategic actions we announced last November, our earnings from continuing operations for the three and nine months ended Sept. 30, 2003 were $0.27 and $0.76 per share higher than the comparable periods in 2002, respectively. Our focus remains on continued improvements in our financial performance while maintaining our operational excellence and providing our customers with safe, reliable and environmentally sound utility service."

                      Earnings From Continuing Operations

      A summary of Alliant Energy's unaudited EPS from continuing operations for the third quarter is as follows:

                                                                        2003          2002         Variance
                                                                      ----------    ----------    ------------
     Utility operations:
         Electric margins                                                                           $  0.31
         Gas margins                                                                                    .03
         Effective income tax rate                                                                      .03
         Operating expenses                                                                            (.14)
                                                                                                  ------------
     Total utility operations                                            $  .92        $  .69           .23

     Non-regulated operations business units:
         International                                                       -           (.18)          .18
         Integrated Services                                                .01          (.02)          .03
         Energy Technologies                                               (.01)         (.04)          .03
         Investments                                                        .01           .01            -
         Non-regulated Generation                                          (.03)         (.02)         (.01)
         Other                                                             (.01)         (.02)          .01
                                                                      ----------    ----------    ------------
     Total non-regulated operations                                        (.03)         (.27)          .24

     Parent company and other                                               .04           .09          (.05)
     Dilutive effect of additional shares outstanding                      (.15)                       (.15)
                                                                      ----------    ----------    ------------

Earnings per share from continuing operations                            $ 0.78        $ 0.51       $  0.27
                                                                      ==========    ==========    ============

      The higher electric margins resulted from the impact of various rate increases implemented during the last twelve months, including increased revenues to recover a significant portion of higher utility operating expenses, the impact of Alliant Energy's Wisconsin utility subsidiary implementing seasonal rates in 2003 for the first time which resulted in its recovery of a larger portion of its annual revenue requirement in the third quarter of 2003 compared to the same period in 2002, lower purchased power and fuel costs impacting margins and increased sales resulting from continued modest retail customer growth. The electric margin comparison was negatively impacted by milder weather conditions in the third quarter of 2003 compared to the same period in 2002. The higher gas margins were largely due to the impact of several rate increases implemented during the last twelve months. The higher utility operating expenses were due to increases in the amortization of deferred costs that are now being recovered in rates and higher depreciation and amortization, employee benefits and other administrative and general expenses. These items were partially offset by lower property tax expenses.

Alliant Energy - Third Quarter 2003 Earnings
Page 3 of 6
October 30, 2003

      The significant increase of $0.18 per share from Alliant Energy's International business unit was driven by a $0.15 per share improvement from the company's Brazilian investments (losses of $5 million and $19 million in the third quarter of 2003 and 2002, respectively). The improved results were primarily due to rate increases implemented at all five of the Brazilian operating companies throughout 2003 and a 3.2% increase in electricity sales in the third quarter of 2003 compared to the same period in 2002. Third quarter 2002 results also included the following two items: 1) a charge resulting from the receipt of a regulatory order, 2) foreign currency transaction losses of $0.05 per share related to approximately $40 million in debt at one of the Brazilian operating companies. Earnings from Alliant Energy's New Zealand investment were up $0.02 per share primarily due to higher energy prices.

      The improved results from the Energy Technologies and Integrated Services business units were largely due to asset valuation charges of $0.04 and $0.02 per share incurred in the third quarter of 2002, respectively.

                            2003 Earnings Guidance

      Alliant Energy has narrowed its 2003 earnings guidance for earnings from continuing operations to a range of $1.50-1.60 per share, which includes guidance for its domestic utility operations of $1.80-1.90 per share. This guidance does not include any potential asset valuation charges that Alliant Energy may incur in the fourth quarter of 2003, the impact of certain non-cash SFAS 133/149 valuation adjustments or the impact of any cumulative effects of changes in accounting principles. The guidance also assumes the Whiting business continues to be classified as held for sale until sold, and no additional businesses included in the guidance for continuing operations are classified as held for sale in 2003.

      In addition, assuming Alliant Energy's initial public offering (IPO) of its Whiting business is completed in the fourth quarter of 2003, the company currently expects to incur charges to continuing operations in the fourth quarter related to debt repayment premiums it anticipates paying as it applies the proceeds from the sale of its Whiting stock to reduce debt. While the ultimate amount of these potential premiums is impacted by numerous variables, Alliant Energy currently estimates it could incur charges of at least $0.06 - $0.10 per share in the fourth quarter. This estimate is included in Alliant Energy's current guidance for its 2003 earnings from continuing operations.

      The company plans to announce its 2004 earnings guidance, 2004-2005 capital expenditure projections and updates regarding its domestic utility generation strategy in a series of communications the company currently anticipates issuing later in 2003. Additional details will be released at a later date.

Drivers for Alliant Energy's earnings from continuing operations estimates include, but are not limited to:

o Normal weather conditions in its domestic and international utility service territories
o     Economic development and sales growth in its utility service territories
o     Continuing cost controls and operational efficiencies
o Ability of its domestic and international utility subsidiaries to recover their operating costs, and to earn a reasonable rate of return, in current and future rate proceedings as well as their ability to recover purchased power and fuel costs
o Improved results of its Brazil investments, no material adverse changes in the rates allowed by the Brazilian regulators or from the expected utility sector reform currently being considered by Brazil regulators, stable foreign exchange rates and the ability of our Brazil investments to refinance certain debt outstanding
o     Improved results from its other non-regulated businesses
o No material permanent declines in the fair market value of, or expected cash flows from, Alliant Energy's investments

Alliant Energy - Third Quarter 2003 Earnings
Page 4 of 6
October 30, 2003

o     Other stable business conditions, including an improving economy
o The amount of premiums charged to expense incurred in connection with our planned debt reduction
o Ability of Alliant Energy to successfully execute its proposed divestiture of its oil and gas business at values and timelines that are consistent with the underlying assumptions

                         Quarterly Earnings Conference Call

    A conference call to review the third quarter 2003 earnings and other financial issues is scheduled for Thursday, Oct. 30 at 9:00 a.m. central time. Alliant Energy Chairman, President and CEO Erroll B. Davis, Jr. and Chief Financial Officer Eliot G. Protsch will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 877-668-4404 (no pass code is needed) or by listening to a webcast of the call on the company's Web site at www.alliantenergy.com/investors. A replay of the call will be available
-------------------------------
through Nov. 6, 2003, at 800-642-1687 (domestic) or 706-645-9291
(international).  Callers should reference conference ID #3161192.  An archive of the webcast will be available on the company's Web site at www.alliantenergy.com/investors.
-------------------------------

                                         ---

      Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company (IP&L) and Wisconsin Power and Light Company (WP&L) - and of Alliant Energy Resources, Inc., the parent company of Alliant Energy's non-regulated operations. Alliant Energy is an energy-services provider that serves more than three million customers worldwide.

      This press release includes forward-looking statements. These forward-looking statements can be identified as such because the statements include words such as "expects" or "estimates" or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are also forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Actual results could be affected by such factors as: the factors listed in the "2003 Earnings Guidance" section of this press release; economic and political conditions in the domestic and international service territories; federal, state and international regulatory or governmental actions, including the impact of pending energy-related legislation in Congress, the ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of operating costs and the earning of reasonable rates of return, as well as the payment of expected levels of dividends; Alliant Energy's ability to complete its proposed divestiture of its oil and gas business at expected values and on expected timelines; unanticipated construction and acquisition expenditures; issues related to the supply of purchased electricity and price thereof, including the ability to recover purchased-power and fuel costs through rates; risks related to the operations of Alliant Energy's nuclear facilities; costs associated with Alliant Energy's environmental remediation efforts and with environmental compliance generally; developments that adversely impact Alliant Energy's ability to implement its strategic plan; Alliant Energy's ability to identify and successfully complete proposed acquisitions and development projects; access to technological developments; employee workforce factors, including changes in key executives, collective bargaining agreements or work stoppages; continued access to the capital markets; and inflation rates. These factors should be considered when evaluating the forward-looking statements and undue reliance should not be placed on such statements. Without limitation, the expectations with respect to projected earnings in the "2003 Earnings Guidance" section of this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy's ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances

Note: Unless otherwise noted, all "per share" references in this release refer to earnings per diluted share.

Alliant Energy - Third Quarter 2003 Earnings
Page 5 of 6
October 30, 2003

                                               ALLIANT ENERGY CORPORATION
                                      CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                                       For the Three Months                For the Nine Months
                                                                        Ended September 30,                Ended September 30,
                                                                        2003            2002              2003             2002
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 (in thousands, except per share amounts)
Operating revenues:
  Electric utility                                                     $580,054        $546,885        $1,467,187       $1,330,297
  Gas utility                                                            62,254          44,594           396,527          238,201
  Non-regulated and other                                               117,244          67,948           437,920          206,825
                                                                  ----------------  ---------------  --------------   --------------
                                                                        759,552         659,427         2,301,634        1,775,323
                                                                  ----------------  ---------------  --------------   --------------
------------------------------------------------------------------------------------------------------------------------------------
Operating expenses:
  Electric and steam production fuels                                    89,796          92,501           249,439          230,259
  Purchased power                                                       110,620         125,153           329,052          288,986
  Cost of utility gas sold                                               39,874          26,917           277,943          149,392
  Other operation and maintenance                                       251,361         184,363           833,871          552,831
  Depreciation and amortization                                          80,698          71,580           238,282          217,695
  Taxes other than income taxes                                          21,170          26,494            68,031           79,476
                                                                  ----------------  ---------------  --------------   --------------
                                                                        593,519         527,008         1,996,618        1,518,639
                                                                  ----------------  ---------------  --------------   --------------
------------------------------------------------------------------------------------------------------------------------------------
Operating income                                                        166,033         132,419           305,016          256,684
                                                                  ----------------  ---------------  --------------   --------------
------------------------------------------------------------------------------------------------------------------------------------
Interest expense and other:
  Interest expense                                                       50,512          46,203           162,224          136,726
  Interest income from loans to discontinued operations, net               (228)         (4,819)           (3,509)         (12,419)
  Equity (income) loss from unconsolidated investments                   (5,084)         13,028           (10,067)          16,624
  Allowance for funds used during construction                           (5,881)         (1,941)          (14,314)          (5,291)
  Preferred dividend requirements of subsidiaries                         4,087           1,602            12,213            4,966
  Impairment of available-for-sale securities of McLeodUSA Inc.              --              --                --           27,218
  Miscellaneous, net                                                     (4,654)          3,923            (9,573)          20,929
                                                                  ----------------  ---------------  --------------   --------------
                                                                         38,752          57,996           136,974          188,753
                                                                  ----------------  ---------------  --------------   --------------
------------------------------------------------------------------------------------------------------------------------------------
Income from continuing operations before income taxes                   127,281          74,423           168,042           67,931
                                                                  ----------------  ---------------  --------------   --------------
------------------------------------------------------------------------------------------------------------------------------------
Income taxes                                                             42,029          27,767            56,422           34,574
                                                                  ----------------  ---------------  --------------   --------------
------------------------------------------------------------------------------------------------------------------------------------
Income from continuing operations                                        85,252          46,656           111,620           33,357
                                                                  ----------------  ---------------  --------------   --------------
------------------------------------------------------------------------------------------------------------------------------------
Income (loss) from discontinued operations, net of tax                   17,980          (1,926)           29,271           27,431
                                                                  ----------------  ---------------  --------------   --------------
------------------------------------------------------------------------------------------------------------------------------------
Income before cumulative effect of changes in
      accounting principles, net of tax                                 103,232          44,730           140,891           60,788
                                                                  ----------------  ---------------  --------------   --------------
------------------------------------------------------------------------------------------------------------------------------------
Cumulative effect of changes in accounting principles, net of tax            --              --            (5,983)              --
                                                                  ----------------  ---------------  --------------   --------------
------------------------------------------------------------------------------------------------------------------------------------
Net income                                                             $103,232         $44,730          $134,908          $60,788
                                                                  ================  ===============  ==============   ==============
------------------------------------------------------------------------------------------------------------------------------------
Average number of common shares outstanding (basic)                     109,221          91,182            98,214           90,539
                                                                  ================  ===============  ==============   ==============
------------------------------------------------------------------------------------------------------------------------------------
Earnings per average common share (basic):
   Income from continuing operations                                     $0.78            $0.51            $1.13            $0.37
   Income (loss) from discontinued operations                             0.17            (0.02)            0.30             0.30
   Cumulative effect of changes in accounting principles                 --               --               (0.06)           --
                                                                  ----------------  ---------------  --------------   --------------
   Net income                                                            $0.95            $0.49            $1.37            $0.67
                                                                  ================  ===============  ==============   ==============
------------------------------------------------------------------------------------------------------------------------------------
Average number of common shares outstanding (diluted)                   109,433          91,258            98,331           90,622
                                                                  ================  ===============  ==============   ==============
------------------------------------------------------------------------------------------------------------------------------------
Earnings per average common share (diluted):
   Income from continuing operations                                     $0.78            $0.51            $1.13            $0.37
   Income (loss) from discontinued operations                             0.16            (0.02)            0.30             0.30
   Cumulative effect of changes in accounting principles                 --               --               (0.06)           --
                                                                  ----------------  ---------------  --------------   --------------
   Net income                                                            $0.94            $0.49            $1.37            $0.67
                                                                  ================  ===============  ==============   ==============
------------------------------------------------------------------------------------------------------------------------------------
Dividends declared per common share                                      $0.25            $0.50            $0.75            $1.50
                                                                  ================  ===============  ==============   ==============
------------------------------------------------------------------------------------------------------------------------------------

Alliant Energy - Third Quarter 2003 Earnings
Page 6 of 6
October 30, 2003

                                                       KEY STATISTICS

                                                                   For the Twelve Months
                                                                    Ended September 30,
                                                                  2003              2002
                                                              --------------    --------------
                                                                   (in thousands, except
                                                                    per share amounts)
Operating revenues                                              $2,964,653       $2,368,316
Income from continuing operations                                 $165,719          $81,131
Net income                                                        $181,001         $116,899
Average common shares (diluted)                                     96,741           89,171
Earnings per share (diluted)                                         $1.87            $1.31
------------------------------------------------------------------------------------------------------------------------------
                                                                   For the Three Months               For the Nine Months
                                                                    Ended September 30,               Ended September 30,
                                                                  2003              2002             2003            2002
                                                              --------------    --------------    ------------    ------------

Domestic utility electric sales to retail customers                6,950            7,091            19,233          19,241
(thousands of MWh)

Total domestic utility electric sales                              8,449            8,533            23,380          23,191
(thousands of MWh)

Utility gas sold & transported                                    16,091           16,453            75,150          70,840
(thousands of dekatherms)
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Book value per share, September 30, 2003                           $20.91
Book value per share, September 30, 2002                           $19.33
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